UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 8, 2015

 GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33491	75-2873882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Ave, 4th Floor

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 319-8400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Consulting Agreement set forth in Item 5.02 “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the issuance of the Warrants to BCC pursuant to the Consulting Agreement set forth in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On April 8, 2015, Dr. Robert Thomson, Green Energy Management Services Holdings, Inc.’s (the “Registrant,” “we,” “us” or “our”) Interim CEO, Acting CFO and Chairman and sole director, informed us of his intention to resign from all of such positions effective as of the date that his replacement has been named, due to medical reasons as a result of which he was no longer able to provide meaningful time and attention to our business. Effective as of April 13, 2015, the Board deemed it in the best interests of our Company and our shareholders to reappoint Mr. Barry Korn as our Interim Chief Executive Officer, Acting Chief Financial Officer, Interim Chairman of the Board and sole director, to help us transition with our legal cannabis business model. Our Board believed that Mr. Korn’s familiarity with our Company, our business and Securities and Exchange Commission (the “SEC”) public company requirements would best serve our Company and our shareholders to provide such leadership continuation until suitable Chief Executive Officer and Chief Financial Officer candidates are found. Dr. Thomson’s resignation was also effective as of April 13, 2015. Dr. Thomson did not make his decision as the result of any disagreement with our Company on any matter relating to our operations, policies or practices.

Prior to his resignation on March 17, 2015, in connection with a change in our business model to become a service provider to the expanding legal cannabis industry, Mr. Korn, was our Chief Executive Officer.  Biographical information about Mr. Korn was previously disclosed in our Current Report on Form 8-K filed with the SEC on September 19, 2014 and such disclosure is incorporated herein by reference.

In connection with Mr. Korn’s reappointment, on April 10, 2015, we entered into a Consulting Agreement (the “Consulting Agreement”) with Barrett Capital Corporation (“BCC”), an affiliate of Mr. Korn, pursuant to which (i) BCC agreed to provide to us certain general services as an advisor and as our Board shall from time to time request from BCC, (ii) BCC agreed to assist us with obtaining one or more financings, and (iii) Mr. Korn agreed to be reappointed as our Interim Chief Executive Officer, appointed as our Acting Chief Financial Officer and elected as our Interim Chairman of the Board and a member of the Board. As compensation for the services to be provided by BCC and Mr. Korn to us, we agreed to (x) pay to BCC an advisory fee of $5,000 per month which payment shall commence to accrue on the business day that is immediately after the date that our Annual Report on Form 10-K is filed with the SEC, and (y) issue to BCC warrants to purchase 1,000,000 restricted shares of our common stock, with an exercise price of $0.10 (the “Warrants”). The Warrants shall be earned on the date that is 90 days from April 10, 2015; provided that if the Consulting Agreement is terminated by us prior thereto, BCC would be entitled only to a pro-rata portion of the Warrants. The description of the Consulting Agreement herein is qualified in its entirety by reference to the text thereof filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”).

Other than as set forth in this Current Report, there is no arrangement or understanding between Mr. Korn and any other persons pursuant to which Dr. Thomson was appointed to his positions.  There are no family relationships between Mr. Korn and any of our officers or directors.  Other than as described herein or in our filings with the SEC, there are no other transactions to which we or any of our subsidiaries is a party in which Mr. Korn has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1*	Consulting Agreement, dated as of April 10, 2015, by and between the Registrant and Barrett Capital Corporation.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

Dated: April 14, 2015	By:	/s/ Barry P. Korn
	Name:	Barry P. Korn
	Title:	Interim Chief Executive Officer, Acting Chief Financial Officer and Interim Chairman of the Board